Exhibit 10.10

LEASE REINSTATEMENT, SETTLEMENT AND WAIVER AGREEMENT

This Lease Reinstatement, Settlement and Waiver Agreement (the “Agreement”) is made and entered into March ___, 2011 (the “Effective Date”), by and among BANC OF AMERICA LEASING & CAPITAL, LLC as successor-in-interest to LASALLE NATIONAL LEASING CORPORATION, a Delaware limited liability company having its principal office at 2059 Northlake Parkway, 4 South, Tucker, GA 30084 (the “Lessor”), and ADVANCED ENVIRONMENTAL RECYCLING TECHNOLOGIES, INC., a Delaware corporation having its principal office at 914 N. Jefferson, Springdale, AR  72764 (the “Lessee”).

RECITALS OF FACT

A.           Lessor and Lessee entered into that certain Master Lease Agreement dated January 31, 2006 (“Master Lease”) setting forth the terms and conditions for Lessor’s leasing certain equipment and other property to Lessee.

B.           Subsequent to entering into the Master Lease, Lessor and Lesee executed that certain Equipment Schedule Series A No. 1 with attached riders on December 27, 2007 and Equipment Schedule Series A No. 2 with attached riders on March 26, 2008 (collectively, the “Schedules”) (together with the Master Lease, the “Lease”).

C.           Lessee has failed to make monthly rent payments due under the Lease since October 1, 2010 which constitutes an Event of Default, as defined by the Lease (the “Payment Default”).

D.           A transfer of a majority of Lessee’s capital stock to H.I.G. AERT, LLC to occur on or about March 15, 2011 has been proposed which would constitute a material change in the ownership of Lessee’s capital stock and an Event of Default, as defined by the Lease (the “Ownership Default” and, collectively with the Payment Default, the “Defaults”).

E.           Lessee has requested and Lessor has agreed to standstill in the exercise of the remedies available to Lessor with respect to the Payment Default, including but not limited to a standstill in prosecuting the action against Lessee commenced by that certain Complaint filed by Lessor against Lessee as Case No. CV 11-424-4 in the Circuit Court of Washington County, Arkansas, 4th Division (the “Action”) and, subject to Lessee’s making the Payment, as defined in Paragraph 2 of this Agreement, and depositing the Security Deposit provided for by Paragraph 5 of this Agreement, Lessor has agreed to reinstate the Lease and to voluntarily file a non-suit to dismiss the Action without prejudice within ten (10) business days after receiving the Payment (the “Settlement”).

F.           Lessee has further requested and Lessor has agreed to waive the Ownership Default.

G.           As a condition to Lessor standing still with respect to the Payment Default and waiving the Ownership Default, and as a condition precedent to the Settlement contemplated hereby, Lessor has requested and Lessee has agreed to the following, among other conditions:  (i) Lessee will bring all rent payments current by paying to Lessor all payments due under the Lease but unpaid to Lessor through the Effective Date in the total aggregate amount of Three Hundred Seventy Five Thousand Thirteen and 56/100s Dollars ($375,013.56) (the “Unpaid Rent”); (ii) Lessee will pay to Lessor all late fees due under the Lease in the total aggregate amount of Seven Thousand Five Hundred and 30/100s Dollars ($7,500.30) (the “Late Fees”); (iii) Lessee will reimburse Lessor for Lessor’s legal expenses incurred in attempting to enforce the Lease in the amount of Nine Thousand Two Hundred and NO/100s Dollars ($9,200.00) (the “Legal Fees”); (iv) Lessee will remit to Lessor a non-refundable security deposit in the amount of One Hundred Fifty Seven Five Hundred Six and 78/100s Dollars ($157,506.78) (the “Security Deposit”); and (v) Lessee will standstill in defending the Action.

NOW, THEREFORE, in consideration of the recitals above and the mutual agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, each of the parties, intending to be legally bound by the provisions hereof, agree as follows:

1.           Recitals.  All recitals set forth herein are contractual in nature, not merely recitals of fact and are incorporated herein by reference as if fully set forth word for word.

2.           Payments to Lessor.  Within two (2) business days after execution of this Agreement, Lessee shall remit to Lessor, in the manner directed by Lessor, the Unpaid Rent, the Late Fees, the Legal Fees and the Security Deposit in the aggregate payment amount of Five Hundred Forty Nine Thousand Two Hundred Twenty and 64/100s Dollars ($549,220.64) (the “Payment”).

3.           Standstill, Lease Reinstatement and Settlement.  Subject to the receipt of an executed copy of this Agreement, Lessor hereby agrees to standstill in the exercise of its remedies with respect to the Payment Default, including refraining from continued prosecution of the Action; provided, however, that the Payment must be received by Lessor not later than the close of business, 5:00 p.m. CDT, March 18, 2011 or this Agreement shall terminate and be of no further force or effect.  Subject to receipt of an executed copy of this Agreement, Lessee hereby agrees to standstill in defending the Action so long as this Agreement continues in force and effect as  provided above.  Upon receipt of the Payment by Lessor, Lessor and Lessee agree that the Lease shall be reinstated and performable on a going-forward basis by both parties in accordance with its terms and Lessor hereby agrees to voluntarily file a non-suit to dismiss the Action without prejudice within ten (10) business days of receiving the Payment.

4.           Waiver.  Subject to receipt of the Payment from Lessee and receipt of an executed copy of this Agreement, Lessor hereby agrees to waive the Ownership Default.

5.           Security Deposit.  The Security Deposit shall be retained by Lessor as security for Lessee’s faithful performance of all terms and conditions contained in this Agreement and the Lease.  In the event that Lessee breaches this Agreement or fails to make any payment due under this Lease within thirty days after any such payment is due, Lessor may, at it sole option, apply all or part of the Security Deposit to any unpaid obligations due from Lessee including rental payments. To the extent the Security Deposit is not applied to Lessee’s unpaid obligations as provided in the foregoing, the Security Deposit shall be applied by Lessor to the last three payments due under the Lease (i.e., payments 82, 83 and 84 as set forth in the Schedules).

6.           Representations, Warranties and Covenants.  In order to induce Lessor to execute, deliver, and perform this Agreement, Lessee warrants, represents, covenants and agrees with Lessor that:

(a)           This Agreement is not being made or entered into with the actual intent to hinder, delay or defraud any entity or person;

(b)           Except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Lease are hereby reaffirmed and shall otherwise remain in full force and effect as written and agreed;

(c)           No action or proceeding, including, without limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the United States Bankruptcy Code, has been instituted by or against Lessee and Lessee has no reasonable basis to believe that any such action or proceeding will be initiated or filed after the date hereof;

(d)           The execution of this Agreement by Lessee and the performance by Lessee of its obligations hereunder will not violate or result in a breach or constitute a default under any agreements to which it is a party;

(e)           Lessor has at all times during the business relationship of the parties, acted with commercial good faith toward Lessee, and has not, in any way, exercised improper conduct or dominion over Lessee or its business; and

(f)           Lessor shall be under no duty or obligation to further waive any future default under the Lease or any term or provision of the Lease.

(g)           Lessee shall make all future rental payments under the Lease by ACH unless otherwise directed by Lessor.

7.           Waiver of Claims and Covenant Not to Sue.  Lessee hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely, finally and forever releases, acquits and discharges Lessor and its agents and employees, from any and all claims and causes of action, whether known or unknown, and whether now existing or hereafter arising from facts presently existing, whether in tort or in contract and that arise out of any one or more circumstances or events that occurred prior to the date of this Agreement related to the Lease (“Prior Lease-Related Claim”).  Lessee hereby knowingly and voluntarily, unconditionally and irrevocably, absolutely, finally and forever covenants that it will refrain, and further will direct any derivative or successor individual or entity to refrain, from commencing or otherwise prosecuting any action, suit or other proceeding, in law or in equity, against Lessor on account of any Prior Lease-Related Claim; provided, however, if this Agreement should be terminated as contemplated by Section 3 of this Agreement, Lessee reserves any defenses that may be available to it related to the Action.  Lessor shall be entitled to enforce this covenant through specific performance.  In addition to the other liability which shall accrue upon the breach of this covenant, the breaching party shall be liable to Lessor for all reasonable attorneys’ fees and costs incurred by such party in the defense of such action or suit.

8.           Remedies.  If an Event of Default occurs under the Lease, the Lessor, at Lessor’s option and without notice, may terminate the standstill accorded to the Lessee by this Agreement, whereupon Lessor may pursue or exercise any right or remedy available to it under the Lease, at law or in equity.

9.           Notices.  Any notice, demand or communication required or permitted to be given by any provision of this Agreement will be in writing and will be deemed to have been given when delivered personally or by telefacsimile, receipt confirmed, to the party designated to receive such notice, or on the date following the day sent by overnight courier, or on the fifth (5th) business day after the same is sent by certified mail, postage charges prepaid, directed to the following addresses or to such other or additional addresses as any party might designate by written notice to the other party:

To the Lessee:      Mr. Joe G. Brooks
Chief Executive Officer
Advanced Environmental Recycling Technologies, Inc.
914 N. Jefferson
Springdale, AR  72764
Fax No.  (479)756-7410

To the Lessor:      Attn:  David L. Pauley
Banc of America Leasing and Capital, LLC
2059 Northlake Parkway, 4 South,
Tucker, GA 30084
Fax No.  (980)-233-7163

10.           Miscellaneous.  The parties further agree as follows:

(a)           All representations and warranties of the parties contained in this Agreement will survive the closing of the transactions contemplated by this Agreement.

(b)           This Agreement will inure to the benefit of and bind the respective successors and permitted assigns of the parties.

(c)           If any provision of this Agreement is determined by a court having jurisdiction to be illegal, invalid or unenforceable under any present or future law, the remainder of this Agreement will not be affected thereby.  It is the intention of the parties that if any provision is so held to be illegal, invalid or unenforceable, there will be added in lieu thereof a provision as similar in terms to such provision as is possible that is legal, valid and enforceable.

(d)           The headings used in this Agreement are for ease in reference only and are not intended to affect the interpretation of this Agreement in any way.

(e)           Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

(f)           Together with the Lease this Agreement represents the entire agreement between the Lessee and the Lessor relating to the waiver, consent and Settlement and there are no agreements, understandings, warranties or representations between the parties except as set forth herein or in the Lease.

(g)           Each party to this Agreement (a) is represented by independent legal counsel of the party’s choice in the transactions contemplated by this Agreement or has had opportunity to obtain such counsel; (b) is fully aware and clearly understands all of the terms contained in this Agreement; (c) has voluntarily, with full knowledge and without coercion or duress of any kind, entered into this Agreement; (d) is not relying on any representation, either written or oral, express or implied, made by the Lessor other than as set forth in this Agreement; and (e) has received actual and adequate consideration to enter into this Agreement.

(h)           This Agreement shall not constitute Lessor’s waiver of any future default under or term or condition of the Lease.

[signatures on following page]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

LESSOR:

BANC OF AMERCIA LEASING & CAPITAL, LLC,
a Delware limited liability company
as succesor-in-interest to
LASALLE NATIONAL LEASING CORPORATION

By:           ____________________________________
Name:           __________________________________
Title:           ___________________________________

LESSEE:

ADVANCED ENVIRONMENTAL
RECYCLING TECHNOLOGIES, INC.
a Delaware corporation

By:           ____________________________________
Name:           __________________________________
Title:           ___________________________________

STATE OF __________    )
) ss:                      ACKNOWLEDGMENT
COUNTY OF _______       )

On this day, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person the within named ___________________, to me personally well known, who stated that (s)he is the __________________ of Banc of Amercia Leasing & Capital, LLC, and that (s)he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that (s)he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of March, 2011.

__________________________________
Notary Public
My commission expires:
____________________
(S E A L)

STATE OF ARKANSAS    )
) ss:                      ACKNOWLEDGMENT
COUNTY OF _______        )

On this day, before me, the undersigned, a Notary Public, duly commissioned, qualified and acting, within and for said County and State, appeared in person  _____________________________, to me personally well known, who stated that (s)he is a ________________ of Advanced Environmental Recycling Technologies, Inc., and that (s)he was duly authorized in that capacity to execute the foregoing instrument for and in the name and behalf of said corporation, and further stated and acknowledged that (s)he had so signed, executed and delivered the foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal this ___ day of March, 2011.

__________________________________
Notary Public

My commission expires:
____________________
(S E A L)